EXHIBIT 99.1

Community West Bancshares Reports Fourth Quarter 2022 Earnings of $3.4 Million, or $0.38 Per Diluted Share, and Record Net Income of $13.4 Million, or $1.51 Per Diluted Share, for the Year; Increases Quarterly Cash Dividend to $0.08 Per Common Share

GOLETA, Calif., Jan. 27, 2023 (GLOBE NEWSWIRE) -- Community West Bancshares (“Community West” or the “Company”), (NASDAQ: CWBC), parent company of Community West Bank (the “Bank”), today reported net income of $3.4 million, or $0.38 per diluted share, for the fourth quarter of 2022, compared to $3.5 million, or $0.39 per diluted share, for the preceding quarter, and $2.9 million, or $0.33 per diluted share, for the fourth quarter of 2021. For the full year 2022, the Company reported record net income of $13.4 million, or $1.51 per diluted share, compared to $13.1 million, or $1.50 per diluted share, for the full year 2021.

Earnings for the fourth quarter of 2022 include a $461,000 negative provision for loan loss expense compared to a $298,000 provision for loan loss expense during third quarter 2022. Also impacting the preceding quarter was a one-time $132,000 recovery related to a prior OREO expense.

The Company’s Board of Directors declared an increase of its quarterly cash dividend by 6.7% to $0.08 per common share, payable February 28, 2023, to common shareholders of record on February 10, 2023.

“We delivered excellent fourth quarter results, and record full year 2022 earnings, highlighted by strong organic loan growth, steady loan production and continued net interest margin expansion,” stated Martin E. Plourd, President & Chief Executive Officer of Community West Bancshares. “We started the year focused on deploying excess liquidity through increased lending activity, which resulted in solid organic loan growth. Our net interest margin improved 19 basis points on a linked quarter basis to 4.58%, as we benefitted from higher loan yields and interest rate increases enacted by the Federal Reserve. Our outlook for 2023 remains cautious, as we anticipate a leaner loan pipeline, as recessionary concerns continue, and deposit pricing pressures persist. As one of the last remaining community banks of scale along California's Central Coast, we continue to create value for our clients, shareholders, and communities.”

Fourth Quarter 2022 Financial Highlights:

  Net income was $3.4 million, or $0.38 per diluted share in the fourth quarter 2022, compared to $3.5 million, or $0.39 per diluted share in third quarter 2022, and $2.9 million, or $0.33 per diluted share in fourth quarter 2021.
  Net interest income increased to $12.1 million for fourth quarter 2022, compared to $11.9 million in third quarter 2022 and $10.7 million in fourth quarter 2021.
  Net interest margin improved to 4.58% for the fourth quarter 2022, compared to 4.39% in third quarter 2022, and 3.77% in fourth quarter 2021.
  Return on average assets was 1.24% for the fourth quarter 2022, compared to 1.25% in third quarter 2022, and 0.99% in fourth quarter 2021.
  Return on average equity was 11.98% for the fourth quarter 2022, compared to 12.65% in third quarter 2022, and 11.42% in fourth quarter 2021.
  The Company recorded a negative provision for loan loss expense of $461,000 for fourth quarter 2022, compared to a provision for loan losses of $298,000 for third quarter 2022, and a provision of $26,000 for fourth quarter 2021.
  The Allowance for Loan Losses (“ALL”) was 1.15% of total loans held for investment at December 31, 2022, compared to 1.20% at September 30, 2022, and at December 31, 2021.
  Net non-accrual loans improved to $211,000 at December 31, 2022, compared to $239,000 at September 30, 2022, and $565,000 at December 31, 2021.
  Total loans increased by $9.6 million to $955.3 million at December 31, 2022, compared to $945.7 million, at September 30, 2022, and increased $63.3 million compared to $892.1 million, at December 31, 2021.
  Stockholders’ equity increased $2.8 million to $112.7 million at December 31, 2022, compared to $109.8 million at September 30, 2022, and increased $11.3 million compared to $101.4 million at December 31, 2021.
  Non-interest-bearing demand deposits decreased $26.6 million to $216.5 million at December 31, 2022, compared to $243.1 million at September 30, 2022, and increased $6.6 million compared to $209.9 million at December 31, 2021.
  Book value per common share increased to $12.80 at December 31, 2022, compared to $12.54 at September 30, 2022, and $11.72 at December 31, 2021.
  The Bank’s Tier 1 leverage ratio was 10.34% at December 31, 2022, compared to 9.83% at September 30, 2022, and 8.56% at December 31, 2021.

Income Statement

Net interest income increased 1.8% to $12.1 million in the fourth quarter 2022, compared to $11.9 million in the preceding quarter and increased 13.3% compared to $10.7 million in fourth quarter 2021. Interest income from loans increased 5.1% or $600,000 compared to the prior quarter due to increased average balances and loan yields. Interest income from securities and interest-earning deposits increased 3.0% or $24,000 compared to the prior quarter primarily due to increased average security balances and higher earning-deposit yields because of increased market rates. Total interest expense for the quarter increased 55.5% or $406,000 compared to the prior quarter due to increased rates on interest-bearing demand deposits. For the year, net interest income increased 8.1% to $45.8 million compared to $42.4 million in 2021. Interest income from loans increased 3.4% or $1.5 million in 2022 compared to the prior year due to increased average balances and loan yields. Interest income from securities and interest-earning deposits increased 159.8% or $1.5 million compared to 2021 largely due to the increase in average security balances and higher earning deposit yields. Total interest expense decreased 10.2% or $376,000 compared to 2021 due to the lower rates paid on interest-bearing deposits accounts and lower average time deposit balances and costs.

Net interest margin was 4.58% for fourth quarter 2022, a 19-basis point increase compared to third quarter 2022, and an 81-basis point increase compared to fourth quarter 2021. “Our fourth quarter net interest margin continued to benefit from higher loan yields, as new loans that carry a higher interest rate are replacing lower rate PPP loans, and existing variable rate loans continue to reprice,” said Richard Pimentel, Chief Financial Officer. The yield on loans for the fourth quarter 2022 increased 18 basis points to 5.21% compared to 5.03% for the third quarter 2022 because of increased loan rates on new originations and the impact of higher market rates. The yield on federal funds and interest-earning deposits increased 130 bps to 3.39% for the fourth quarter 2022 due to increases in rates earned for overnight deposits and rates for money market deposits. The cost of funds for the fourth quarter increased 17 basis points to 0.47%, compared to 0.30% for the preceding quarter due to higher rates paid on deposit accounts and changes in portfolio mix. Net interest margin for the year was 4.21% compared to 4.03% in 2021. The 18-basis point increase was primarily due to increased average balances in investment securities, higher rates paid on interest-bearing deposits and lower rates paid on interest-bearing liabilities. Non-interest income for the fourth quarter 2022 decreased $108,000 to $764,000 compared to $872,000 in third quarter 2022 as a result of lower loan fees and less gain-on-sale of loans. Other loan fees were $246,000 for the fourth quarter 2022 compared to $292,000 in third quarter 2022. Gain on sale of loans was $12,000 in the fourth quarter 2022 compared to $49,000 in the third quarter of 2022 as a result of fewer sales during the quarter. Non-interest income increased 6.0% to $4.0 million in the year 2022 compared to $3.8 million in 2021. The increase was primarily due to a $549,000 BOLI policy payout and a $992,000 recapture of expenses from a lawsuit settlement related to a foreclosed asset during the first quarter of 2022. The increase was partially offset by a $218,000 decrease in gain-on-sale of loans as a result of less loan sales and a $188,000 decrease in loan fees.

Non-interest expense increased $969,000 to $8.6 million in fourth quarter 2022 compared to $7.6 million in the third quarter of 2022 primarily due to an increase in professional services. Professional services increased $583,000 due to costs of implementing Sarbanes Oxley and to support strategic and technology initiatives. Non-interest expense increased $3.3 million to $31.3 million in 2022 compared to $28.0 million in 2021. The increase over the prior year was due to a $1.0 million increase in salaries and benefits due to wage competition and a $1.3 million increase in professional services due to costs related to management’s assertion concerning the effectiveness of the Company’s internal control structure and procedures for financial reporting as required for institutions over $1 billion on total assets and to support strategic and technology initiatives.

Balance Sheet

Total assets were $1.09 billion at December 31, 2022 and at September 30, 2022, and decreased $65.6 million, or 5.7%, compared to $1.16 billion, at December 31, 2021. Total interest-earning deposits in other financial institutions increased $13.8 million to $63.3 million at December 31, 2022, compared to September 30, 2022 and significantly decreased $143.4 million compared to December 31, 2021. Total investment securities were $29.5 million at quarter end, compared to $59.9 million in the prior quarter. Total loans increased by $9.6 million, or 1.0%, to $955.3 million at December 31, 2022, compared to $945.7 million, at September 30, 2022, and increased $63.3 million, or 7.1%, compared to $892.1 million, at December 31, 2021. Total loans, excluding PPP loans, increased $9.7 million during the quarter, and increased $82.8 million compared to December 31, 2021.

Commercial real estate loans outstanding (which include SBA 504, construction and land) were up 13.4% from year-ago levels to $545.3 million at December 31, 2022, and comprise 57.1% of the total loan portfolio. Manufactured housing loans were up 6.2% from year-ago levels to $315.8 million, and represent 33.1% of total loans. Commercial loans (which include agriculture loans) were up 3.5% from year-ago levels to $74.9 million, and represent 7.8% of the total loan portfolio. As of December 31, 2022, the Company had seven PPP loans totaling $1.8 million remaining on its balance sheet from both the first and second rounds of PPP funding. PPP loans of $1.8 million represent less than one percent of total loans at December 31, 2022, unchanged from September 30, 2022 and down from $21.3 million at December 31, 2021.

Total deposits increased $22.9 million, or 2.7%, to $875.1 million at December 31, 2022, compared to $852.2 million at September 30, 2022, and decreased $75.0 million, or 7.9%, compared to $950.1 million at December 31, 2021. Non-interest-bearing demand deposits were $216.5 million at December 31, 2022, a $26.6 million decrease compared to $243.1 million at September 30, 2022, and a $6.6 million increase compared to $209.9 million at December 31, 2021. Higher cost interest-bearing demand deposits decreased $11.3 million to $429.2 million at December 31, 2022, compared to $439.9 million at September 30, 2022, and decreased $109.3 million compared to $537.5 million at December 31, 2021. Certificates of deposit, which include brokered deposits, increased $61.2 million during the quarter to $206.9 million at December 31, 2022, compared to $145.8 million at September 30, 2022, and increased $27.9 million compared to $179.1 million at December 31, 2021.

“The Bank experienced deposit outflows because of planned and unplanned withdrawals as competition for deposits continued to put pressure on pricing, net-interest margin and client retention. With more potential rate sensitivity going forward, we anticipate deposit pricing to be a challenge to future NIM expansion,” said Pimentel.

Stockholders’ equity increased to $112.7 million at December 31, 2022, compared to $109.8 million at September 30, 2022, and $101.4 million at December 31, 2021. Book value per common share increased to $12.80 at December 31, 2022, compared to $12.54 at September 30, 2022, and $11.72 at December 31, 2021.

Credit Quality

“Credit quality metrics remain strong, with a decrease in net-nonaccrual loans compared to a year ago,” said William F. Filippin, Chief Credit Officer. At December 31, 2022, asset quality reflected improvement due to positive loan risk rating migrations during the fourth quarter. Total classified loans and net non-accrual loans decreased year-over-year due to improvements in the loan portfolio and payoffs in these categories. All loans rated “Watch” or worse are monitored monthly and proactive measures are taken when any signs of deterioration to the credit are discovered.

The Company recorded a negative provision for loan loss expense of $461,000 in the fourth quarter 2022, compared to a provision for loan loss expense of $298,000 in third quarter 2022, and a provision expense of 26,000 in fourth quarter 2021. The allowance for loan losses was $10.9 million, or 1.15% of total loans held for investment, at December 31, 2022. Net non-accrual loans, plus net other assets acquired through foreclosure, was $2.5 million at December 31, 2022 and at September 30, 2022, and decreased 20.2% compared to $3.1 million at December 31, 2021.

Net non-accrual loans improved to $211,000 as of December 31, 2022, compared to $239,000 at September 30, 2022, and $565,000 at December 31, 2021. Of the $211,000 of net non-accrual loans at December 31, 2022, $150,000 were single family loans and $61,000 were manufactured housing loans.

There was $2.3 million in other assets acquired through foreclosure as of December 31, 2022, and on September 30, 2022. This compared to $2.5 million at December 31, 2021. The OREO balance relates to one property.

Stock Repurchase Program

On August 27, 2021, the Company announced that its Board of Directors had extended the stock repurchase plan until August 31, 2023. The Company did not repurchase shares during the fourth quarter of 2022, leaving $1.4 million available under the previously announced repurchase program.

Company Overview

Community West Bancshares is a financial services company with headquarters in Goleta, California. The Company is the holding company for Community West Bank, the largest publicly traded community bank serving California’s Central Coast area of Ventura, Santa Barbara and San Luis Obispo counties. Community West Bank has seven full-service California branch banking offices in Goleta, Santa Barbara, Santa Maria, Ventura, San Luis Obispo, Oxnard and Paso Robles. The principal business activities of the Company are Relationship Banking, Manufactured Housing lending and Government Guaranteed lending.

Industry Accolades

In May of 2022, Community West was ranked #125 on the American Banker Magazine’s list of Top 200 Publicly Traded Community Banks and Thrifts based on three-year average return on equity as of December 31, 2021.

Community West Bank was awarded a “Super Premier Performance” rating by The Findley Reports. For 52 years, The Findley Reports has been recognizing the financial performance of banking institutions in California and the Western United States. Community West Bank is rated 5-star Superior by Bauer Financial.

Safe Harbor Disclosure

This release contains certain forward-looking statements about the Company and the Bank that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about future financial and operational results, expectations, or intentions are forward-looking statements. Such statements reflect management's current views of future events and operations. These forward-looking statements are based on information currently available to the Company as of the date of this release. It is important to note that these forward-looking statements are not guarantees of future performance and involve and are subject to significant risks, contingencies, and uncertainties, many of which are difficult to predict and are generally beyond our control including, but not limited to, risks from the COVID-19 pandemic, the strength of the United States economy in general and of the local economies in which we conduct operations, the effect of, and changes in, trade, monetary and fiscal policies and laws, including changes in interest rate policies of the Board of Governors of the Federal Reserve System, inflation, weather, natural disasters, climate change, increased unemployment, deterioration in credit quality of our loan portfolio and/or the value of the collateral securing the repayment of those loans, reduction in the value of our investment securities, the costs and effects of litigation and of adverse outcomes of such litigation, the cost and ability to attract and retain key employees, a breach of our operational or security systems, policies or procedures including cyber-attacks on us or third party vendors or service providers, regulatory or legal developments, United States tax policies, including our effective income tax rate, and our ability to implement and execute our business plan and strategy and expand our operations as provided therein. Actual results may differ materially from those set forth or implied in the forward-looking statements as a result of a variety of factors including the risk factors contained in documents filed by the Company with the Securities and Exchange Commission and are available in the “Investor Relations” section of our website, https://www.communitywest.com/sec-filings/documents/default.aspx. The Company is under no obligation (and expressly disclaims any obligation) to update or alter such forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in 000's, except per share data)

	December 31,	September 30,	December 31,
	2022	2022	2021

Cash and cash equivalents	$1,379	$1,806	$1,621
Interest-earning deposits in other financial institutions	63,311	49,489	206,754
Investment securities	29,470	59,909	22,773
Loans:
Commercial	74,929	70,811	72,423
Commercial real estate	545,317	544,373	480,801
SBA	6,855	6,955	8,580
Paycheck Protection Program (PPP)	1,773	1,810	21,317
Manufactured housing	315,825	309,989	297,363
Single family real estate	8,678	8,943	8,663
HELOC	2,613	3,373	3,579
Other (1)	(648)	(560)	(643)
Total loans	955,342	945,694	892,083

Loans, net
Held for sale	21,033	22,096	23,408
Held for investment	934,309	923,598	868,675
Less: Allowance for loan losses	(10,765)	(11,113)	(10,404)
Net held for investment	923,544	912,485	858,271
NET LOANS	944,577	934,581	881,679

Other assets	52,765	42,493	44,225

TOTAL ASSETS	$1,091,502	$1,088,278	$1,157,052

Deposits
Non-interest-bearing demand	$216,494	$243,100	$209,893
Interest-bearing demand	428,173	439,455	537,508
Savings	23,490	23,865	23,675
Certificates of deposit ($250,000 or more)	6,693	9,909	17,612
Other certificates of deposit	200,234	135,860	161,443
Total deposits	875,084	852,189	950,131
Other borrowings	90,000	110,000	90,000
Other liabilities	13,768	16,268	15,546
TOTAL LIABILITIES	978,852	978,457	1,055,677

Stockholders' equity	112,650	109,821	101,375
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
	$1,091,502	$1,088,278	$1,157,052

Common shares outstanding	8,798	8,755	8,650

Book value per common share	$12.80	$12.54	$11.72

(1) Includes consumer, other loans, securitized loans, and deferred fees

COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in 000's, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2022	2021	2022	2021

Interest income
Loans, including fees	$12,467	$11,258	$46,657	$45,123
Investment securities and other	811	279	2,481	955
Total interest income	13,278	11,537	49,138	46,078

Deposits	913	614	2,511	2,835
Other borrowings	224	206	817	869
Total interest expense	1,137	820	3,328	3,704
Net interest income	12,141	10,717	45,810	42,374
Provision (credit) for loan losses	(461)	26	(195)	(181)
Net interest income after provision (credit) for loan losses	12,602	10,691	46,005	42,555
Non-interest income
Other loan fees	246	343	1,161	1,349
Gains from loan sales, net	12	109	257	475
Document processing fees	85	123	422	512
Service charges	143	84	438	302
Other	278	285	1,700	1,115
Total non-interest income	764	944	3,978	3,753
Non-interest expenses
Salaries and employee benefits	4,821	4,884	19,348	18,306
Occupancy, net	1,116	893	4,180	3,254
Professional services	1,236	441	2,923	1,645
Data processing	346	251	1,265	1,215
Depreciation	176	186	711	780
FDIC assessment	111	146	577	485
Advertising and marketing	234	198	921	734
Stock-based compensation	32	129	289	318
Other	507	478	1,058	1,258
Total non-interest expenses	8,579	7,606	31,272	27,995
Income before provision for income taxes	4,787	4,029	18,711	18,313
Provision for income taxes	1,411	1,135	5,262	5,212
Net income	$3,376	$2,894	$13,449	$13,101
Earnings per share:
Basic	$0.38	$0.34	$1.54	$1.53
Diluted	$0.38	$0.33	$1.51	$1.50

COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in 000's, except per share data)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021
Interest income
Loans, including fees	$12,467	$11,867	$11,129	$11,194	$11,258
Investment securities and other	811	787	577	306	279
Total interest income	13,278	12,654	11,706	11,500	11,537

Deposits	913	528	500	570	614
Other borrowings	224	203	196	194	206
Total interest expense	1,137	731	696	764	820
Net interest income	12,141	11,923	11,010	10,736	10,717
Provision (credit) for loan losses	(461)	298	252	(284)	26
Net interest income after provision (credit) for loan losses	12,602	11,625	10,758	11,020	10,691
Non-interest income
Other loan fees	246	292	377	246	343
Gains from loan sales, net	12	49	136	60	109
Document processing fees	85	114	122	101	123
Service charges	143	114	93	88	84
Other	278	303	323	796	285
Total non-interest income	764	872	1,051	1,291	944
Non-interest expenses
Salaries and employee benefits	4,821	4,752	4,910	4,865	4,884
Occupancy, net	1,116	1,046	1,021	997	893
Professional services	1,236	653	635	399	441
Data processing	346	302	307	310	251
Depreciation	176	173	179	183	186
FDIC assessment	111	131	164	171	146
Advertising and marketing	234	196	233	258	198
Stock-based compensation	32	71	94	92	129
Other	507	286	569	(304)	478
Total non-interest expenses	8,579	7,610	8,112	6,971	7,606
Income before provision for income taxes	4,787	4,887	3,697	5,340	4,029
Provision for income taxes	1,411	1,409	1,062	1,380	1,135
Net income	$3,376	$3,478	$2,635	$3,960	$2,894
Earnings per share:
Basic	$0.38	$0.40	$0.30	$0.46	$0.34
Diluted	$0.38	$0.39	$0.30	$0.45	$0.33

	Three Months Ended			Three Months Ended			Three Months Ended
	December 31, 2022			September 30, 2022			December 31, 2021
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Interest-Earning Assets
Federal funds sold and interest-earning deposits	$48,512	$415	3.39%	$76,265	$401	2.09%	$210,293	$85	0.16%
Investment securities	54,022	396	2.91%	65,148	386	2.35%	27,661	194	2.78%
Loans (1)	949,007	12,467	5.21%	935,169	11,867	5.03%	888,519	11,258	5.03%
Total earnings assets	1,051,541	13,278	5.01%	1,076,582	12,654	4.66%	1,126,473	11,537	4.06%
Nonearning Assets
Cash and due from banks	2,145			2,177			2,154
Allowance for loan losses	(11,204)			(11,031)			(10,314)
Other assets	36,432			38,022			39,596
Total assets	$1,078,914			$1,105,750			$1,157,909
Interest-Bearing Liabilities
Interest-bearing demand deposits	$442,313	$591	0.53%	$465,317	$325	0.28%	$523,212	$343	0.26%
Savings deposits	22,801	13	0.23%	25,133	14	0.22%	22,248	18	0.32%
Time deposits	152,249	309	0.81%	151,130	189	0.50%	181,638	253	0.55%
Total interest-bearing deposits	617,363	913	0.59%	641,580	528	0.33%	727,098	614	0.34%
Other borrowings	92,391	224	0.96%	90,764	203	0.89%	90,003	206	0.91%
Total interest-bearing liabilities	$709,754	$1,137	0.64%	$732,344	$731	0.40%	$817,101	$820	0.40%
Noninterest-Bearing Liabilities
Noninterest-bearing demand deposits	241,759			248,538			223,503
Other liabilities	15,555			15,789			16,726
Stockholders' equity	111,846			109,079			100,579
Total Liabilities and Stockholders' Equity	$1,078,914			$1,105,750			1,157,909
Net interest income and margin		$12,141	4.58%		$11,923	4.39%		$10,717	3.77%
Net interest spread			4.37%			4.26%			3.66%

Cost of total deposits			0.42%			0.24%			0.26%
Cost of funds			0.47%			0.30%			0.31%

	Twelve Months Ended			Twelve Months Ended
	December 31, 2022			December 31, 2021
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Interest-Earning Assets
Federal funds sold and interest-earning deposits	$119,524	$1,226	1.03%	$139,217	$230	0.17%
Investment securities	47,949	1,255	2.62%	27,011	725	2.68%
Loans (1)	921,638	46,657	5.06%	884,601	45,123	5.10%
Total earnings assets	1,089,111	49,138	4.51%	1,050,829	46,078	4.38%
Nonearning Assets
Cash and due from banks	2,169			2,149
Allowance for loan losses	(10,906)			(10,245)
Other assets	37,751			39,827
Total assets	$1,118,125			$1,082,560
Interest-Bearing Liabilities
Interest-bearing demand deposits	$480,472	$1,508	0.31%	$467,720	$1,702	0.36%
Savings deposits	24,317	60	0.25%	20,749	76	0.37%
Time deposits	160,788	943	0.59%	182,108	1,057	0.58%
Total interest-bearing deposits	665,577	2,511	0.38%	670,577	2,835	0.42%
Other borrowings	90,795	817	0.90%	94,343	869	0.92%
Total interest-bearing liabilities	$756,372	$3,328	0.44%	$764,920	$3,704	0.48%
Noninterest-Bearing Liabilities
Noninterest-bearing demand deposits	237,849			205,820
Other liabilities	16,151			16,050
Stockholders' equity	107,753			95,770
Total Liabilities and Stockholders' Equity	$1,118,125			$1,082,560
Net interest income and margin		$45,810	4.21%		$42,374	4.03%
Net interest spread			4.07%			3.90%

Cost of total deposits			0.28%			0.32%
Cost of funds			0.33%			0.38%

ADDITIONAL FINANCIAL INFORMATION
(Dollars and shares in thousands except per share amounts)(Unaudited)
	Three Months Ended	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
PERFORMANCE MEASURES AND RATIOS	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Return on average common equity	11.98%	12.65%	11.42%	12.48%	13.68%
Return on average assets	1.24%	1.25%	0.99%	1.20%	1.21%
Efficiency ratio	66.48%	59.48%	65.23%	62.81%	60.69%
Net interest margin	4.58%	4.39%	3.77%	4.21%	4.03%

	Three Months Ended	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
AVERAGE BALANCES	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Average assets	$1,078,914	$1,105,750	$1,157,909	$1,118,125	$1,082,560
Average earning assets	1,051,541	1,076,582	1,126,473	1,089,111	1,050,829
Average total loans	949,007	935,169	888,519	921,638	884,601
Average deposits	859,122	890,118	950,601	903,426	876,397
Average common equity	111,846	109,079	100,579	107,753	95,770

EQUITY ANALYSIS	December 31, 2022	September 30, 2022	December 31, 2021
Total common equity	$112,650	$109,821	$101,375
Common stock outstanding	8,798	8,755	8,650

Book value per common share	$12.80	$12.54	$11.72

ASSET QUALITY	December 31, 2022	September 30, 2022	December 31, 2021
Nonaccrual loans, net	$211	$239	$565
Nonaccrual loans, net/total loans	0.02%	0.03%	0.06%
Other assets acquired through foreclosure, net	$2,250	$2,250	$2,518

Nonaccrual loans plus other assets acquired through foreclosure, net	$2,461	$2,489	$3,083
Nonaccrual loans plus other assets acquired through foreclosure, net/total assets	0.23%	0.23%	0.27%
Net loan (recoveries)/charge-offs in the quarter	$(113)	$51	$(96)
Net (recoveries)/charge-offs in the quarter/total loans	(0.01%)	0.01%	(0.01%)

Allowance for loan losses	$10,765	$11,113	$10,404
Plus: Reserve for undisbursed loan commitments	94	96	94
Total allowance for credit losses	$10,859	$11,209	$10,498
Allowance for loan losses/total loans held for investment	1.15%	1.20%	1.20%
Allowance for loan losses/total loans held for investment excluding PPP loans	1.15%	1.21%	1.23%
Allowance for loan losses/nonaccrual loans, net	5101.90%	4649.79%	1842.50%

Community West Bank *
Tier 1 leverage ratio	10.34%	9.83%	8.56%
Tier 1 capital ratio	11.44%	11.30%	11.02%
Total capital ratio	12.56%	12.46%	12.19%

INTEREST SPREAD ANALYSIS	December 31, 2022	September 30, 2022	December 31, 2021
Yield on total loans	5.21%	5.03%	5.03%
Yield on investments	2.91%	2.35%	2.78%
Yield on interest earning deposits	3.39%	2.09%	0.16%
Yield on earning assets	5.01%	4.66%	4.06%

Cost of interest-bearing deposits	0.59%	0.33%	0.34%
Cost of total deposits	0.42%	0.24%	0.26%
Cost of borrowings	0.96%	0.89%	0.91%
Cost of interest-bearing liabilities	0.64%	0.40%	0.40%
Cost of funds	0.47%	0.30%	0.31%

* Capital ratios are preliminary until the Call Report is filed.

Contact:

Richard Pimentel, EVP & CFO
805.692.4410
www.communitywestbank.com